NEWS	FONAR
For Immediate Release	The Inventor of MR Scanning™
Contact: Daniel Culver	An ISO 9001 Company
Director of Communications	Melville, New York 11747
E-mail: investor@fonar.com	Phone: (631) 694-2929
www.fonar.com	Fax: (631) 390-1772

FONAR Announces Fiscal 2016 Year End Earnings

  22% Increase of Fiscal 2016 Diluted Net Income per Common Share available to Common Shareholders to $2.38, versus prior year
  22% Increase of Fiscal 2016 Net Income to $18.8 million, versus prior year
  11 % Increase of Fiscal 2016 Income from Operations to $14.4 million, versus prior year
  6% Increase of Fiscal 2016 Net Revenues to $73.4 million, versus prior year
  Diluted Net Income per Common Share available to Common Shareholders for the Fiscal year ending June 30, 2016 was $2.38, including a $4.6 million impact of recorded income tax benefits

MELVILLE, NEW YORK, September 19, 2016 - FONAR Corporation (NASDAQ-FONR), The Inventor of MR Scanning™, reported today its fiscal 2016 results for the year ended June 30, 2016. The Company introduced the world’s first commercial MRI scanner in 1980, and is known the world over for its advancements in MRI technology. FONAR’s primary source of income is derived from the management of 24 MRI centers that feature the FONAR UPRIGHT® Multi-Position™ MRI, aka Stand-Up® MRI.

Financial Highlights

Net income increased 22% to $18.8 million for the fiscal year ended June 30, 2016. This compares to $15.4 million for the fiscal year ended June 30, 2015.

Income from operations increased 11% to $14.4 million for the fiscal year ended June 30, 2016. This compares to $12.9 million for the fiscal year ended June 30, 2015.

Basic net income per common share available to common shareholders increased 22% to $2.43 for the fiscal year ended June 30, 2016 as compared to $2.00 for the fiscal year ended June 30, 2015.

Diluted net income per common share available to common shareholders increased 22% to $2.38 for the fiscal year ended June 30, 2016 as compared to $1.95 for the fiscal year ended June 30, 2015.

Net revenues increased 6% to $73.4 million for the fiscal year ended June 30, 2016. This compares to $69.1 million for the fiscal year ended June 30, 2015.

For the year ended June 30, 2016, the revenues from the management of the diagnostic imaging center segment, consisting of patient and management and other fee revenue, and less the provision for bad debt for patient revenue, increased 9% to $62.6 million as compared to $57.6 million one year earlier.

FONAR

At June 30, 2016, total assets were $84.9 million, as compared to $76.5 million one year earlier.

At June 30, 2016, total cash and cash equivalents were $8.5 million, as compared to $9.4 million one year earlier.

At June 30, 2016, total liabilities were $24.1 million, as compared to $25.7 million one year earlier.

At June 30, 2016, total current liabilities were $20.6 million, as compared to $18.8 million one year earlier.

Significant Events

On January 6, 2016, the Company reported that its subsidiary Health Management Company of America now manages Stand-Up MRI of Great Neck, located in Great Neck, New York, bringing the total number of HMCA-managed centers to 25, of which 18 are located in New York and seven (7) in Florida.

On February 11, 2016, Timothy R. Damadian, Dr. Damadian’s son, became President and Chief Executive Officer of FONAR Corporation. Raymond V. Damadian, M.D., the founder of the Company, remains Chairman of the Board.

On June 30, 2016, Health Management Company of America, of which FONAR is the majority owner, purchased 100% of the equity in Turnkey Services of New York, LLC. Turnkey Services of New York, LLC, by way of several operating leases, had provided HMCA-managed MRI facilities in Bronx, NY, and Brooklyn, NY, with ancillary diagnostic imaging equipment.

Also on June 30, 2016, Health Management Company of America, of which FONAR is the majority owner, purchased 100% of the equity in TK2 Equipment Management, LLC. TK2 Equipment Management, LLC, by way of several operating leases, had provided ancillary diagnostic imaging equipment to an HMCA-managed facility in Queens, NY, and to an HMCA-owned facility in Ft. Lauderdale, FL.

In addition, on June 30, 2016, Health Management Company of America, which had held a 50%-equity in Yonkers Diagnostic Management Services, LLC, purchased the remaining 50%, making the Yonkers entity a wholly-owned subsidiary of Health Management Company of America.

Management Discussion

President and CEO Timothy R. Damadian said, “I am pleased with our six percent (6%) growth rate in net revenue and our eleven percent (11%) increase in income from operations during fiscal 2016. The three acquisitions will add to net income, thereby contributing to the financial stability of the Company. We will continue to seek additional opportunities consistent with our growth strategy.”

Chairman of the Board Raymond V. Damadian, M.D. said, “I am grateful for the current state of the Company. Since Fiscal 2011, FONAR’s revenues have grown 121 percent and we’ve been profitable every quarter. As Timothy continues to execute his proven business strategy, I am confident of a favorable future for patients, employees and shareholders."

FONAR

About FONAR

FONAR, The Inventor of MR Scanning™, is located in Melville, NY, was incorporated in 1978, and is the first, oldest and most experienced MRI company in the industry. FONAR introduced the world’s first commercial MRI in 1980, and went public in 1981. FONAR’s signature product is the FONAR UPRIGHT® Multi-Position™ MRI (also known as the Stand-Up® MRI), the only whole-body MRI that performs Position™ Imaging (pMRI™) and scans patients in numerous weight-bearing positions, i.e. standing, sitting, in flexion and extension, as well as the conventional lie-down position. The FONAR UPRIGHT® MRI often detects patient problems that other MRI scanners cannot because they are lie-down and ”weightless” only scanners. The patient-friendly UPRIGHT® MRI has a near-zero patient claustrophobic rejection rate. As a FONAR customer states, “If the patient is claustrophobic in this scanner, they’ll be claustrophobic in my parking lot.” Approximately 85% of patients are scanned sitting while watching TV.

FONAR has new works-in-progress technology for visualizing and quantifying the flow of cerebrospinal fluid (CSF) which circulates throughout the brain and vertebral column at the rate of 32 quarts per day. This imaging and quantifying of the dynamics of this vital life-sustaining physiology of the body’s neurologic system has been made possible first by FONAR’s introduction of the MRI and now by this latest works-in-progress method for quantifying CSF in all the normal positions of the body, particularly in its upright flow against gravity. Patients with whiplash or other neck injuries are among those who will benefit from this new understanding.

FONAR’s substantial list of patents includes recent patents for its technology enabling full weight-bearing MRI imaging of all the gravity sensitive regions of the human anatomy, especially the brain, extremities and spine. FONAR’s UPRIGHT® Multi-Position™ MRI is the only scanner licensed under these patents.

UPRIGHT® and STAND-UP® are registered trademarks and The Inventor of MR Scanning™, Full Range of Motion™, Multi-Position™, Upright Radiology™, The Proof is in the Picture™, True Flow™, pMRI™, Spondylography™, Dynamic™, Spondylometry™, CSP™, and Landscape™, are trademarks of FONAR Corporation.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

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 FONAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

ASSETS

	June 30,
	2016	2015
Current Assets:
Cash and cash equivalents	$8,528,309	$9,448,798
Accounts receivable – net of allowances for doubtful accounts of $284,279 and $362,362 at June 30, 2016 and 2015, respectively	4,370,155	3,790,981
Medical receivables –net of allowances for doubtful accounts of $17,451,782 and $15,459,156 at June 30, 2016 and 2015, respectively	10,126,397	9,082,319
Management and other fees receivable – net of allowances for doubtful accounts of $13,069,702 and $13,271,651 at June 30, 2016 and 2015, respectively	15,637,831	14,057,962
Management and other fees receivable – related party medical practices – net of allowances for doubtful accounts of $ 393,047 and $403,047 at June 30, 2016 and 2015, respectively	4,063,539	3,507,204
Costs and estimated earnings in excess of billings on uncompleted contracts	—	681,660
Inventories	2,074,300	2,191,849
Prepaid expenses and other current assets	759,042	860,040

Total Current Assets	45,559,573	43,620,813
Deferred income tax asset	13,042,360	8,423,306
Property and Equipment – Net	14,512,706	12,901,195
Goodwill	3,322,158	1,767,098
Other Intangible Assets – Net	7,719,358	8,950,160
Other Assets	731,451	829,505
Total Assets	$84,887,606	$76,492,077

FONAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

LIABILITIES

	June 30,
	2016	2015
Current Liabilities:
Current portion of long-term debt and capital leases	$2,447,693	$2,490,146
Accounts payable	1,254,485	1,782,442
Other current liabilities	10,826,793	8,252,633
Unearned revenue on service contracts	4,678,914	4,187,401
Customer deposits	1,198,739	1,937,813
Billings in excess of costs and estimated earnings on uncompleted contracts	206,623	142,217
Total Current Liabilities	20,613,247	18,792,652
Long-Term Liabilities:
Deferred income tax liability	481,779	510,492
Due to related party medical practices	245,041	236,920
Long-term debt and capital leases, less current portion	2,059,236	5,699,302
Other liabilities	711,996	469,198
Total Long-Term Liabilities	3,498,052	6,915,912
Total Liabilities	24,111,299	25,708,564

FONAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

STOCKHOLDERS' EQUITY

	June 30,
	2016	2015
Stockholders' Equity:
Class A non-voting preferred stock $.0001 par value; 453,000 shares authorized at June 30, 2016 and 2015, 313,438 issued and outstanding at June 30, 2016 and 2015	$31	$31
Preferred stock $.001 par value; 567,000 shares authorized at June 30, 2016 and 2015, issued and outstanding – none	—	—
Common stock $.0001 par value; 8,500,000 shares authorized at June 30, 2016 and 2015, 6,062,809 and 6,062,483 issued at June 30, 2016 and 2015, respectively; 6,051,166 and 6,050,840 outstanding at June 30, 2016 and 2015, respectively	607	607
Class B convertible common stock (10 votes per share) $.0001 par value; 227,000 shares authorized at June 30, 2016 and 2015, 146 issued and outstanding at June 30, 2016 and 2015	—	—
Class C common stock (25 votes per share) $.0001 par value; 567,000 shares authorized at June 30, 2016 and 2015, 382,513 issued and outstanding at June 30, 2016 and 2015	38	38
Paid-in capital in excess of par value	173,702,335	175,447,586
Accumulated deficit	(120,624,010)	(136,348,635)
Notes receivable from employee stockholders	(23,879)	(31,495)
Treasury stock, at cost – 11,643 shares of common stock at June 30, 2016 and 2015	(675,390)	(675,390)
Total Fonar Corporation’s Stockholders’ Equity	52,379,732	38,392,742
Noncontrolling interests	8,396,575	12,390,771
Total Stockholders' Equity	60,776,307	50,783,513
Total Liabilities and Stockholders' Equity	$84,887,606	$76,492,077

FONAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	For the Years Ended June 30,
	2016	2015	2014
Revenues
Product sales – net	$1,276,882	$1,820,979	$1,877,932
Service and repair fees – net	9,396,736	9,549,316	10,082,631
Service and repair fees – related parties – net	110,000	110,000	110,000
Patient fee revenue, net of contractual allowances and discounts	32,985,809	28,153,598	24,307,192
Provision for bad debts for patient fee	(14,539,786)	(12,770,249)	(10,333,082)
Management and other fees – net	36,633,230	34,805,627	34,839,969
Management and other fees – related party medical practices – net	7,505,339	7,381,725	7,620,835
Total Revenues – Net	73,368,210	69,050,996	68,505,477
Costs and Expenses
Costs related to product sales	1,254,328	1,882,230	1,067,120
Costs related to service and repair fees	2,148,143	2,189,373	2,496,985
Costs related to service and repair fees – related parties	25,147	25,220	27,242
Costs related to patient fee revenue	9,418,935	7,939,524	7,670,484
Costs related to management and other fees	21,949,583	20,970,116	20,851,065
Costs related to management and other fees – related party medical practices	4,074,762	5,397,818	5,134,553
Research and development	1,631,846	1,812,398	1,760,821
Selling, general and administrative, inclusive of compensatory element of stock issuances of $2,006, $53,200 and $223,000 for the years ended June 30, 2016, 2015 and 2014, respectively	18,711,799	13,459,408	15,388,239
Provision for bad debts	(201,949)	2,475,032	1,806,299
Total Costs and Expenses	59,012,594	56,151,119	56,202,808
Income from Operations	14,355,616	12,899,877	12,302,669
Other Income and (Expenses):
Interest expense	(262,193)	(702,095)	(884,541)
Investment income	224,263	225,270	238,928
Other income (expense) – net	190,560	394,810	(608,599)
Income before benefit for income taxes and noncontrolling interests	14,508,246	12,817,862	11,048,457
Benefit for Income Taxes	4,287,271	2,612,521	2,348,312
Net Income	$18,795,517	$15,430,383	$13,396,769
Net Income – Noncontrolling Interests	(3,070,892)	(2,519,732)	(3,000,639)
Net Income – Attributable to FONAR	$15,724,625	$12,910,651	$10,396,130

FONAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (Continued)

	For the Years Ended June 30,
	2016	2015	2014
Net Income Available to Common Stockholders	$14,702,834	$12,071,670	$9,720,030
Net Income Available to Class A Non-Voting Preferred Stockholders	$761,561	$625,309	$503,911
Net Income Available to Class Common Stockholders	$260,230	$213,672	$172,189
Basic Net Income Per Common Share Available to Common Stockholders	$2.43	$2.00	$1.62
Diluted Net Income Per Common Share Available to Common Stockholders	$2.38	$1.95	$1.58
Basic and Diluted Income Per Share – Common C	$0.68	$0.56	$0.45
Weighted Average Basic Shares Outstanding – Common Stockholders	6,050,893	6,050,632	6,009,822
Weighted Average Diluted Shares Outstanding – Common Stockholders	6,178,397	6,178,136	6,137,326
Weighted Average Basic and Diluted Shares Outstanding – Class C Common	382,513	382,513	382,513

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